Exhibit 23.3


            Consent of Independent Registered Public Accountants
            ----------------------------------------------------



The Board of Directors and Shareholder of Telewest Global, Inc.

We consent to the use of our report dated March 23, 2004, with respect to the consolidated balance sheet of Telewest Global, Inc. and subsidiary as of December 31, 2003 and the related consolidated statement of operations, shareholder's equity/(deficit) and comprehensive income, and cash flows for the period from November 12, 2003 to December 31, 2003, incorporated herein by reference.

/s/ KPMG Audit Plc

KPMG Audit plc
London, England
July 8, 2004